Exhibit 99.1

Blockbuster Reports Second Quarter 2009 Financial Results

DALLAS, August 13, 2009 – Blockbuster Inc. (NYSE: BBI, BBI.B), a leading global provider of media entertainment, today announced financial results for the second quarter ended July 5, 2009.

Recent Highlights

•	Reported total revenue of $1.02 billion

•	Narrowed net loss to $36.9 million

•	Increased adjusted EBITDA to $36.7 million

•	Generated $114.2 million in cash from operating activities

•	Announced strategic alliances with TiVo and Samsung

“During the second quarter we managed the business towards maximizing cash and liquidity. As a result, we improved operational efficiencies and recorded meaningful reductions in total SG&A expenses, resulting in a year-over-year increase in adjusted EBITDA by over 30 percent. We also generated cash from operating activities and recognized positive free cash flow,” stated Jim Keyes, Chairman and Chief Executive Officer of Blockbuster Inc. “Although market dynamics remain challenging, we expect improvements during the second half of the year will be driven by a favorable title slate and increased unit availability.

Keyes further commented, “We continue to serve over 50 million customers annually through whatever distribution channel they prefer, recognizing that the same customer may choose different ways to access media entertainment on different nights. Whether they select traditional stores, by-mail, vending or digital download, Blockbuster is uniquely positioned as the only provider to deliver entertainment content across all channels – today and into the future. Our recent strategic alliances with TiVo and Samsung represent our continued development of digital delivery offerings for our customers, and we anticipate similar opportunities to position Blockbuster as a leader in the distribution of digital entertainment.”

Consolidated Second Quarter Financial Results

Total revenues for the second quarter of 2009 were $1.02 billion, compared to total revenues of $1.30 billion for the same period one year ago. During the second quarter Blockbuster completed the refinancing and funding of its amended and extended credit facility. Due to the timing of funding, which occurred on May 11, 2009, the Company preserved liquidity and maximized cash for a majority of the second quarter, resulting in over 25 percent lower unit availability and approximately 20 percent lower advertising spend. Additionally, revenues reflect a $61.3 million negative impact from foreign currency exchange and a decrease in the company-operated store base worldwide.

Gross profit for the second quarter of 2009 was $561.0 million, compared to $655.2 million in the same period one year ago. Gross profit results for the second quarter of 2009 were primarily attributable to lower same-store revenues and a $30.9 million negative impact from foreign exchange. In the second quarter of 2009, the Company recorded gross margin of 55.0 percent, compared to gross margin of 50.2 percent in the second quarter of 2008.

Operating expenses for the quarter were $562.5 million, compared to $675.0 million in the same period one year ago. General and administrative (“G&A”) expenses during the second quarter of 2009 were $503.1 million as compared to $605.2 million in the second quarter of 2008, representing a decrease of $102.1 million, or approximately 17 percent. The Company’s G&A results for the second quarter of 2009 include a $27.2 million favorable impact from foreign exchange. Total selling, general and administrative expenses (“SG&A”) for the quarter decreased to $528.7 million from $637.1 million in the same period one year ago, a decrease of $108.4 million, or 17 percent.

Operating loss for the second quarter of 2009 was $1.5 million, compared to an operating loss of $19.8 million in the second quarter one year ago. Adjusted operating income, which excludes costs associated with store closures, severance, gain on bulk sale of games to a third party wholesaler and prior year costs incurred to explore a potential acquisition, was $1.3 million for the second quarter of 2009, compared to an adjusted operating loss of $14.0 million in the second quarter of 2008.

Net loss applicable to common stockholders for the second quarter of 2009 was $39.7 million, or $0.21 per diluted share, compared to a net loss applicable to common stockholders of $44.7 million, or $0.23 per diluted share, in the second quarter of 2008. Adjusted net loss applicable to common stockholders for the second quarter of 2009, which excludes costs associated with store closures, severance, gain on bulk sale of games to a third party wholesaler and prior year costs incurred to explore a potential acquisition, totaled $36.9 million, or $0.19 per diluted share. This compares to an adjusted net loss applicable to common stockholders of $38.9 million, or $0.20 per diluted share, in the second quarter of 2008. Net loss for the second quarter of 2009 was $36.9 million, compared to a net loss of $41.9 million in the second quarter of 2008.

Second quarter 2009 earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $32.3 million, compared to $18.1 million in the second quarter of 2008. Adjusted EBITDA, which excludes stock-based compensation expenses, costs associated with lease terminations, severance, gain on bulk sale of games to a third party wholesaler and prior year costs incurred to explore a potential acquisition, was $36.7 million in the second quarter of 2009, compared to adjusted EBITDA of $28.2 million in the same period one year ago.

Blockbuster ended the second quarter of 2009 with $99.0 million in cash and cash equivalents. The Company also recorded $123.9 million in restricted cash, which primarily represents the cash collateral for Blockbuster’s letters of credit. Cash provided by operating activities during the quarter was $114.2 million, compared with $63.4 million of cash used for operating activities in the second quarter of 2008. Second quarter free cash flow (“FCF”) (net cash used for operating activities less capital expenditures) was positive $108.7 million in the second quarter of 2009, compared with negative FCF of $84.1 million in the same period in 2008.

Reconciliations of adjusted results and other non-GAAP financial measures are shown in the tables following the text of this press release.

Same-Store Sales

Second quarter 2009 domestic same-store sales decreased 17.8 percent, reflecting rental and retail comparable decreases of 13.3 percent and 37.9 percent, respectively. The decrease in domestic rental comparables was primarily due to a combination of three factors: Blockbuster’s management of the business to preserve cash and maximize liquidity, the challenging macro economic environment, and the increasingly competitive landscape. The decrease in domestic retail comparables was primarily due to lower sales of game hardware, software and accessories. International same-store sales decreased 7.1 percent, reflecting rental and retail comparable decreases of 1.2 percent and 14.3 percent, respectively. Worldwide same-store sales declined 14.7 percent.

Business Outlook

“As the capital markets improve we hope to extend our debt maturities and reduce our cost of capital in an effort to accelerate our growth initiatives and return to profitability,” stated Tom Casey, Executive Vice President and Chief Financial Officer of Blockbuster Inc. “Due to ongoing challenging trends and market dynamics, combined with continued softness in top line performance and conservative comparables assumptions for the remainder of the year, we currently expect full year adjusted EBITDA to range between $270 million and $290 million, which corresponds to a GAAP range of a net loss of $15 million to net income of $5 million. The updated full year adjusted EBITDA guidance compares to the previously provided range of $305 million to $325 million.”

The Company will provide additional business updates and a more detailed review of its financial and operational results for the second quarter ended July 5, 2009 in conjunction with the upcoming conference call as previously announced and referenced below.

Second Quarter 2009 Financial Results Conference Call and Web Cast

Blockbuster will host a conference call today, August 13, 2009, at 4:30 p.m. Eastern Daylight Time (“EDT”). Investors and analysts may join the conference call by dialing 800-374-0113. International callers may join the teleconference by dialing 706-758-9607. A telephonic replay will be available beginning two hours after the conclusion of the call and will be available until midnight EDT on Thursday, August 27, 2009. The replay number is 800-642-1687, with the pass code of 21260708. International callers interested in listening to the replay should dial 706-645-9291 with the same pass code. A live web cast (voice only) of the conference call will be accessible from the Investor Relations section of the Company’s website at http://investor.blockbuster.com. Following the live voice only web cast, an archived version will be available on Blockbuster’s web site. Finally, a Podcast of the conference call will also be available on the Company’s web site. Additional details regarding the Company’s second quarter 2009 results may be found in its upcoming Quarterly Report on Form 10-Q for the fiscal quarter ended July 5, 2009, which will be filed with the Securities and Exchange Commission (“SEC”) on Friday, August 14, 2009. Information may also be found in the Company’s Annual Report on Form 10-K for the year ended January 4, 2009 and in other filings from time-to-time with the SEC.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may also be included from time to time in our other public filings, press releases, our website and oral and written presentations by management. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “predicts,” “targets,” “seeks,” “could,” “intends,” “foresees” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements in this release under the heading “Business Outlook” and statements that describe our strategies, initiatives, objectives, plans or goals are forward-looking. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. The risk factors set forth under “Item 1A. Risk Factors” in our Annual Reports on Form 10-K and other matters discussed from time to time in our filings with the Securities and Exchange Commission, including the “Disclosure Regarding Forward-Looking Information” and “Risk Factors” sections of our Quarterly Reports on Form 10-Q, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements. Currently, the risks and uncertainties that may most directly impact our future results include (i) whether we will have sufficient cash flows from operating activities, cash on hand and available borrowings under our credit facilities to service our indebtedness and finance the ongoing obligations of our business; and (ii) whether the tightening or elimination of credit terms by studios will result in increased up-front cash commitments that we are unable to sustain on a long-term basis. In the event that the risks disclosed in our public filings and those discussed above cause results to differ materially from those expressed in our forward-looking statements, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. Accordingly, our investors are cautioned not to place undue reliance on these forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included in this release and those included from time to time in our other public filings, press releases, our website and oral and written presentations by management are only made as of the respective dates thereof. We undertake no obligation to update publicly any forward-looking statement in this release or in other documents, our website or oral statements for any reason, even if new information becomes available or other events occur in the future.

About Blockbuster Inc.

Blockbuster Inc. is a leading global provider of in-home movies and game entertainment, with more than 7,100 stores throughout the Americas, Europe, Asia and Australia. The company may be accessed worldwide at www.blockbuster.com.

Press Contacts:	Investor Relations Contact:
Randy Hargrove	Kellie Nugent
Senior Director, Corporate Communications	Director, Investor Relations
214.854.3190	214.854.4442

Financial Tables to Follow

BLOCKBUSTER INC.

COMPARATIVE FINANCIAL HIGHLIGHTS

(In millions, except per share amounts)

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 5, 2009	July 6, 2008	July 5, 2009	July 6, 2008

Revenues:
Base rental revenues	$654.2	$812.0	$1,374.7	$1,713.7
Previously rented product (“PRP”) revenues	135.0	160.3	275.2	334.9

Total rental revenues	789.2	972.3	1,649.9	2,048.6
Merchandise sales	224.9	323.8	480.4	633.6
Other revenues	5.3	8.4	11.3	16.4

	1,019.4	1,304.5	2,141.6	2,698.6

Cost of sales:
Cost of rental revenues	285.7	397.5	599.9	808.0
Cost of merchandise sold	172.7	251.8	390.0	493.7

Total cost of sales	458.4	649.3	989.9	1,301.7

Gross profit	561.0	655.2	1,151.7	1,396.9

Operating expenses:
General and administrative	503.1	605.2	996.5	1,206.3
Advertising	25.6	31.9	38.0	62.4
Depreciation and intangible amortization	33.8	37.9	68.6	77.8

	562.5	675.0	1,103.1	1,346.5

Operating income (loss)	(1.5)	(19.8)	48.6	50.4
Interest expense	(28.8)	(18.4)	(46.2)	(37.6)
Interest income	0.8	0.6	1.0	1.7
Other items, net	(6.0)	(0.1)	(5.6)	0.3

Income (loss) from continuing operations before income taxes	(35.5)	(37.7)	(2.2)	14.8
Provision for income taxes	(1.4)	(4.2)	(7.0)	(11.0)

Income (loss) from continuing operations	(36.9)	(41.9)	(9.2)	3.8
Income (loss) from discontinued operations, net of tax	—	—	—	(0.3)

Net income (loss)	(36.9)	(41.9)	(9.2)	3.5
Preferred stock dividends	(2.8)	(2.8)	(5.6)	(5.6)

Net income (loss) applicable to common stockholders	$(39.7)	$(44.7)	$(14.8)	$(2.1)

Net income (loss) per common share:
Basic and diluted
Continuing operations	$(0.21)	$(0.23)	$(0.08)	$(0.01)
Discontinued operations	—	—	—	—

Net income (loss)	$(0.21)	$(0.23)	$(0.08)	$(0.01)

Weighted average common shares outstanding:
Basic and diluted	193.6	191.7	193.2	191.5

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Revenues by Product Line:

	Thirteen Weeks Ended July 5, 2009		Thirteen Weeks Ended July 6, 2008		Twenty-Six Weeks Ended July 5, 2009		Twenty-Six Weeks Ended July 6, 2008
	Revenues	Percent of Total	Revenues	Percent of Total	Revenues	Percent of Total	Revenues	Percent of Total

Domestic

Rental revenues
Movies	$452.6	63.6%	$573.3	63.9%	$968.8	63.9%	$1,205.0	65.0%
Games	47.4	6.7%	52.5	5.9%	101.7	6.7%	107.1	5.8%
PRP	109.9	15.4%	123.6	13.8%	222.1	14.6%	262.7	14.2%

Total rental revenues	609.9	85.7%	749.4	83.6%	1,292.6	85.2%	1,574.8	85.0%

Merchandise sales
Movies	34.2	4.8%	47.5	5.3%	85.3	5.5%	105.1	5.6%
Games	21.3	3.0%	43.3	4.8%	43.3	2.9%	63.3	3.4%
Other	42.2	5.9%	50.0	5.6%	87.4	5.8%	97.5	5.3%

Total merchandise sales	97.7	13.7%	140.8	15.7%	216.0	14.2%	265.9	14.3%

Royalties and other revenues	4.4	0.6%	6.3	0.7%	9.6	0.6%	12.6	0.7%

Total domestic revenues	$712.0	100.0%	$896.5	100.0%	$1,518.2	100.0%	$1,853.3	100.0%

International

Rental revenues
Movies	$140.7	45.7%	$173.1	42.4%	$277.9	44.6%	$372.9	44.2%
Games	13.5	4.4%	13.1	3.2%	26.3	4.2%	28.7	3.4%
PRP	25.1	8.2%	36.7	9.0%	53.1	8.5%	72.2	8.5%

Total rental revenues	179.3	58.3%	222.9	54.6%	357.3	57.3%	473.8	56.1%

Merchandise sales
Movies	33.1	10.8%	42.4	10.4%	71.6	11.4%	90.9	10.8%
Games	61.9	20.1%	96.3	23.6%	128.8	20.7%	188.7	22.3%
Other	32.2	10.5%	44.3	10.9%	64.0	10.3%	88.1	10.4%

Total merchandise sales	127.2	41.4%	183.0	44.9%	264.4	42.4%	367.7	43.5%

Royalties and other revenues	0.9	0.3%	2.1	0.5%	1.7	0.3%	3.8	0.4%

Total international revenues	$307.4	100.0%	$408.0	100.0%	$623.4	100.0%	$845.3	100.0%

Total consolidated revenues	$1,019.4		$1,304.5		$2,141.6		$2,698.6

Gross Profit by Product Line:

	Thirteen Weeks Ended July 5, 2009		Thirteen Weeks Ended July 6, 2008		Twenty-Six Weeks Ended July 5, 2009		Twenty-Six Weeks Ended July 6, 2008
	Gross Profit	Percent of Revenue	Gross Profit	Percent of Revenue	Gross Profit	Percent of Revenue	Gross Profit	Percent of Revenue

Domestic

Rental	$382.8	62.8%	$425.6	56.8%	$807.9	62.5%	$914.5	58.1%
Merchandise	18.8	19.2%	29.0	20.6%	22.6	10.5%	53.4	20.1%
Other	4.4	100.0%	6.3	100.0%	9.6	100.0%	12.6	100.0%

Total domestic	406.0	57.0%	460.9	51.4%	840.1	55.3%	980.5	52.9%

International

Rental	120.7	67.3%	149.2	66.9%	242.1	67.8%	326.1	68.8%
Merchandise	33.4	26.3%	43.0	23.5%	67.8	25.6%	86.5	23.5%
Other	0.9	100.0%	2.1	100.0%	1.7	100.0%	3.8	100.0%

Total international	155.0	50.4%	194.3	47.6%	311.6	50.0%	416.4	49.3%

Total consolidated	$561.0	55.0%	$655.2	50.2%	$1,151.7	53.8%	$1,396.9	51.8%

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Selling, General and Administrative (SG&A) Comparison

(Dollars in millions)

Selling, General and Administrative Expenses:

	Thirteen Weeks Ended July 5, 2009		Thirteen Weeks Ended July 6, 2008		Twenty-Six Weeks Ended July 5, 2009		Twenty-Six Weeks Ended July 6, 2008
	SG&A Expense	Percent of Revenue	SG&A Expense	Percent of Revenue	SG&A Expense	Percent of Revenue	SG&A Expense	Percent of Revenue

Domestic
Advertising	$19.2	2.0%	$24.9	1.9%	$25.9	1.2%	$43.9	1.6%
G&A expense—store (4 wall)	297.1	29.1%	343.8	26.4%	601.9	28.1%	689.0	25.5%
G&A expense—corporate and other	67.9	6.7%	87.9	6.7%	124.1	5.8%	166.4	6.2%
International
Advertising	6.4	0.6%	7.0	0.5%	12.1	0.6%	18.5	0.7%
G&A expense	138.1	13.5%	173.5	13.3%	270.5	12.6%	350.9	13.0%

Total SG&A	$528.7	51.9%	$637.1	48.8%	$1,034.5	48.3%	$1,268.7	47.0%

Facilities Statistics:

	As of July 5, 2009
	Domestic			International
	Total Number	Avg Sq Footage	Total Sq Footage	Total Number	Avg Sq Footage	Total Sq Footage
		(in thousands)	(in thousands)		(in thousands)	(in thousands)

Stores	3,750	5.5	20,754	1,906	3.1	5,897
Distribution centers	39	N/A	1,121	7	N/A	180
Corporate/regional offices	12	N/A	410	7	N/A	101

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Other Information: Revenue

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 5, 2009	July 6, 2008	July 5, 2009	July 6, 2008

Domestic same-store revenues increase (decrease)

Rental revenues	(13.3)%	6.5%	(12.8)%	3.2%
Merchandise sales	(37.9)%	69.2%	(21.5)%	41.6%
Total revenues	(17.8)%	14.2%	(14.2)%	8.1%

International same-store revenues increase (decrease)

Rental revenues	(1.2)%	(4.3)%	(5.1)%	(1.6)%
Merchandise sales	(14.3)%	6.0%	(9.2)%	0.2%
Total revenues	(7.1)%	(0.1)%	(6.9)%	(0.8)%

Worldwide same-store revenues increase (decrease)

Rental revenues	(10.7)%	3.5%	(11.1)%	1.9%
Merchandise sales	(26.1)%	28.0%	(15.1)%	15.1%
Total revenues	(14.7)%	9.0%	(12.1)%	4.9%

Cash Flow Data:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 5, 2009	July 6, 2008	July 5, 2009	July 6, 2008

Net cash provided by (used in) operating activities	$114.2	$(63.4)	$27.0	$(82.9)
Net cash provided by (used in) investing activities*	$(129.1)	$(20.8)	$(137.2)	$(40.7)
Net cash provided by (used in) financing activities	$4.3	$86.1	$53.0	$77.0

Capital expenditures	$5.5	$20.7	$14.0	$40.6

* 2009 primarily driven by changes in restricted cash

Balance Sheet Information:

	July 5, 2009	January 4, 2009

Cash and cash equivalents	$99.0	$154.9
Restricted cash	$123.9	$—
Merchandise inventories	$299.1	$432.8
Rental library	$336.5	$355.8
Accounts payable	$243.8	$427.3
Total debt (including capital lease obligations)	$911.8	$817.8

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Worldwide Store Count Information:

	Company-Operated			Franchised			Total
	U.S.	Int’l.	Total	U.S.	Int’l.	Total	U.S.	Int’l.	Total
January 4, 2009	3,878	1,928	5,806	707	892	1,599	4,585	2,820	7,405

Opened	2	4	6	—	2	2	2	6	8
Closed	(146)	(26)	(172)	(85)	(27)	(112)	(231)	(53)	(284)
Purchased/(sold)	16	—	16	(16)	—	(16)	—	—	—

Net additions/(closures)	(128)	(22)	(150)	(101)	(25)	(126)	(229)	(47)	(276)

July 5, 2009	3,750	1,906	5,656	606	867	1,473	4,356	2,773	7,129

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BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the thirteen and twenty-six weeks ended July 5, 2009, the Company reports adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) excluding costs incurred for severance, store closures and a net loss on a third party game sale. Additionally, for the twenty-six weeks ended July 5, 2009, the Company reports adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) excluding the favorable settlement of a future liability.

For the thirteen and twenty-six weeks ended July 6, 2008, the Company reports adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) excluding costs incurred for severance, store closures and to explore the acquisition of Circuit City Stores, Inc.

Adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission and are not measures of operating performance calculated in accordance with GAAP. As a result, adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) should not be considered in isolation of, or as a substitute for, income (loss) from continuing operations, net income (loss) per common share and operating income (loss) as indicators of operating performance. Adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss), as the Company calculates them, may not be comparable to similarly titled measures employed by other companies.

Management believes excluding the recurring and non-recurring items listed below from the Company’s financial results provides investors with a clearer perspective of the current underlying operating performance of the Company, a clearer comparison to current period results and greater transparency regarding supplemental information used by management in its financial and operational decisionmaking.

Management uses these non-GAAP financial measures as an internal measure of business operating performance, to establish operational goals, to allocate resources and to analyze trends. Income (loss) from continuing operations is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted net income (loss). Operating income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted operating income (loss).

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 5, 2009	July 6, 2008	July 5, 2009	July 6, 2008

Reconciliation of adjusted net income (loss):
Income (loss) from continuing operations	$(36.9)	$(41.9)	$(9.2)	$3.8
Adjustments to reconcile income (loss) from continuing operations to adjusted net income (loss):
Store closure costs including lease terminations (recurring)	3.3	2.6	6.7	5.4
Severance costs (non-recurring)	2.2	1.3	3.3	1.3
Costs incurred to explore the acquisition of Circuit City Stores, Inc. (non-recurring)	—	1.9	—	1.9
Net loss on a third party games sale (non-recurring)	(2.7)	—	14.0	—
Settlement of future liability (non-recurring)	—	—	(7.6)	—

Adjusted net income (loss)	(34.1)	(36.1)	7.2	12.4
Preferred stock dividends	(2.8)	(2.8)	(5.6)	(5.6)

Adjusted net income (loss) applicable to common stockholders	$(36.9)	$(38.9)	$1.6	$6.8

Adjusted net income (loss) per common share—basic and diluted	$(0.19)	$(0.20)	$0.01	$0.04

Reconciliation of adjusted operating income (loss):
Operating income (loss)	$(1.5)	$(19.8)	$48.6	$50.4
Adjustments to reconcile operating income (loss) to adjusted operating income (loss):
Store closure costs including lease terminations (recurring)	3.3	2.6	6.7	5.4
Severance costs (non-recurring)	2.2	1.3	3.3	1.3
Costs incurred to explore the acquisition of Circuit City Stores, Inc. (non-recurring)	—	1.9	—	1.9
Net loss on a third party games sale (non-recurring)	(2.7)	—	14.0	—
Settlement of future liability (non-recurring)	—	—	(7.6)	—

Adjusted operating income (loss)	$1.3	$(14.0)	$65.0	$59.0

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BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the thirteen and twenty-six weeks ended July 5, 2009, the Company reports adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) excluding costs incurred for stock compensation, severance store closures and a net loss on a third party games sale. Additionally, for the twenty-six weeks ended July 5, 2009, the Company reports adjusted EBITDA excluding the favorable settlement of a future liability.

For the thirteen and twenty-six weeks ended July 6, 2008, the Company reports adjusted EBITDA excluding costs incurred for stock compensation, severance, store closures and the acquisition of Circuit City Stores, Inc.

Adjusted EBITDA is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission and is not a measure of operating performance calculated in accordance with GAAP. As a result, adjusted EBITDA should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance. Adjusted EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.

Management believes excluding the recurring and non-recurring items listed under EBITDA below from the Company’s financial results provides investors with a clearer perspective of the current underlying operating performance of the Company, a clearer comparison to current period results and greater transparency regarding supplemental information used by management in its financial and operational decisionmaking.

In addition, management believes that adjusting the Company’s financial results to exclude income (loss) from discontinued operations, net of tax, taxes, interest and other income, net and depreciation and amortization of intangibles also provides investors with a clearer perspective of the current underlying operating performance of the Company and a clearer comparison to current period results.

Management uses adjusted EBITDA as an internal measure of business operating performance, to establish operational goals, to allocate resources and to analyze trends. Net income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted EBITDA.

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 5, 2009	July 6, 2008	July 5, 2009	July 6, 2008

Reconciliation of adjusted EBITDA:
Net income (loss)	$(36.9)	$(41.9)	$(9.2)	$3.5
Adjustments to reconcile net income (loss) to adjusted EBITDA:
(Income) loss from discontinued operations, net of tax	—	—	—	0.3
Provision for income taxes	1.4	4.2	7.0	11.0
Interest and other income, net	34.0	17.9	50.8	35.6
Depreciation and intangible amortization	33.8	37.9	68.6	77.8

EBITDA	32.3	18.1	117.2	128.2

Lease termination costs incurred for store closures (recurring)	2.5	1.3	3.6	1.5
Severance costs (non-recurring)	2.2	1.3	3.3	1.3
Costs incurred to explore the acquisition of Circuit City Stores, Inc. (non-recurring)	—	1.9	—	1.9
Stock compensation (recurring)	2.4	5.6	4.4	9.8
Net loss on a third party games sale (non-recurring)	(2.7)	—	14.0	—
Settlement of future liability (non-recurring)	—	—	(7.6)	—

Adjusted EBITDA	$36.7	$28.2	$134.9	$142.7

The following table presents consolidated financial information, including a reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net income(loss), the most comparable GAAP financial measure.

	Guidance Range
Full Year 2009 Guidance Reconciliation:	Low	High

Net income (loss)	$(15.0)	5.0
Adjustments to reconcile net income (loss) to adjusted EBITDA:

Provision for income taxes	22.0	22.0
Interest and other income, net	114.0	114.0
Depreciation and intangible amortization	127.0	127.0
Stock compensation	8.0	8.0
Other adjusting items	14.0	14.0

Adjusted EBITDA	$270.0	$290.0

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BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

Free cash flow reflects the Company’s net cash flow provided by (used in) operating activities less capital expenditures. The Company uses free cash flow, among other things, to evaluate its operating performance and as a measure of liquidity. Management believes free cash flow provides investors with an important perspective on the cash available for debt service, acquisitions and stockholders after making the capital investments required to support ongoing business operations and long-term value creation. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management and helps improve their ability to understand the Company’s operating performance. In addition, free cash flow is also a measure used by the Company’s investors and analysts for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Free cash flow is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission and is not a measure of performance calculated in accordance with GAAP. As a result, free cash flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or net cash flow provided by (used in) operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As the Company uses free cash flow as a measure of performance and as a measure of liquidity, the tables below reconcile free cash flow to both net income (loss) and net cash flow provided by (used in) operating activities, the most directly comparable financial measures reported under GAAP.

The following table provides a reconciliation of net cash provided by (used in) operating activities to free cash flow:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 5, 2009	July 6, 2008	July 5, 2009	July 6, 2008

Net cash provided by (used in) operating activities	$114.2	$(63.4)	$27.0	$(82.9)

Adjustments to reconcile net cash provided by (used in) operating activities to free cash flow:
Capital expenditures	(5.5)	(20.7)	(14.0)	(40.6)

Free cash flow	$108.7	$(84.1)	$13.0	$(123.5)

The following table provides a reconciliation of net income (loss) to free cash flow:

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 5, 2009	July 6, 2008	July 5, 2009	July 6, 2008

Net income (loss)	$(36.9)	$(41.9)	$(9.2)	$3.5

Adjustments to reconcile net income (loss) to free cash flow:
Depreciation and intangible amortization	33.8	37.9	68.6	77.8
Non-cash share-based compensation expense	2.4	5.6	4.4	9.8
Capital expenditures	(5.5)	(20.7)	(14.0)	(40.6)
Rental library purchases, net of rental amortization	23.7	41.8	26.8	39.3
Changes in operating assets and liabilities	92.7	(105.6)	(61.6)	(212.5)
Changes in deferred taxes and other	(1.5)	(1.2)	(2.0)	(0.8)

Free cash flow	$108.7	$(84.1)	$13.0	$(123.5)

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